Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Bandwidth Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13th day of February, 2018.

Carmichael Investment Partners, LLC

By: Carmichael Bandwidth LLC, its managing member

By:	/s/ Brian D. Bailey
Name: Brian D. Bailey
Title: Managing Partner

Carmichael Investment Partners II, LLC

By: Carmichael Bandwidth LLC, its managing member

By:	/s/ Brian D. Bailey
Name: Brian D. Bailey
Title: Managing Partner

Carmichael Investment Partners III, LLC

By: Carmichael Bandwidth LLC, its managing member

By:	/s/ Brian D. Bailey
Name: Brian D. Bailey
Title: Managing Partner

Carmichael Partners LLC

By:	/s/ Brian D. Bailey
Name: Brian D. Bailey
Title: Managing Partner

Carmichael Bandwidth LLC

By:	/s/ Brian D. Bailey
Name: Brian D. Bailey
Title: Managing Partner

Brian D. Bailey

By:	/s/ Brian D. Bailey

Kevin J. Martin

By:	/s/ Kevin J. Martin